UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015 (December 19, 2015)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC		430023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65660703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Kingold Jewelry, Inc. (the “Company”) held on December 19, 2015, four proposals were submitted to and approved by the stockholders. The proposals are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on October 6, 2015. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected five directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of stockholders in 2015 or until their successors are elected and qualified. The votes for each of the nominees were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Zhihong Jia	19,720,342	78,623	273,477	21,364,774
Jun Wang	19,717,247	81,718	273,477	21,364,774
H. David Sherman	18,798,245	1,000,720	273,477	21,364,774
Guang Chen	19,721,257	77,708	273,477	21,364,774
Zhonghong Fu	19,674,257	124,708	273,477	21,364,774

2. Stockholders ratified the selection of Friedman LLP as independent registered public accounting firm for the fiscal year ending December 31, 2014. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
40,978,567	365,761	92,888	0

3. Stockholders approved an nonbinding advisory resolution regarding the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
19,536,528	488,705	47,208	21,364,775

4. Stockholders took an nonbinding advisory vote to set the frequency at which Kingold should include an advisory vote regarding the compensation of the Company’s named executive officers in its future proxy statements for stockholder consideration every calendar year. The votes regarding this proposal were as follows:

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
2,554,408	850,439	16,656,339	11,256	21,364,774

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Bin Liu
Name: Title:	Bin Liu Chief Financial Officer

Date: December 22, 2015